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                                  EXHIBIT "A"


                                        WARRANT CERTIFICATE NO. W1998-_______

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE OFFERED FOR SALE, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, WHICH EXEMPTION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.

                               AGENT'S WARRANT

          EXERCISABLE ON OR AFTER __________, 2001, AND VOID AFTER
             5:00 P.M. MINNEAPOLIS TIME _______________, 2004


                                             CERTIFICATE FOR ________ WARRANTS

                     WARRANTS TO PURCHASE COMMON STOCK OF
                PROFORMANCE RESEARCH ORGANIZATION, INC. UNDER
                      THE LAWS OF THE STATE OF DELAWARE


      THIS CERTIFIES that GLOBAL FINANCIAL GROUP, INC. ("Holder") or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from Proformance Research Organization, Inc., a Delaware corporation (the "Company"), at any time on or after ______________, 2001, but not later than 5:00 p.m. Minneapolis time, ___________________, 2004, upon compliance with and subject to the conditions set forth herein, one share for each Warrant (subject to adjustments referred to below) of the Common Stock of the Company, par value $0.0001 per share (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares").

      Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

      This Warrant is subject to the following provisions, terms and conditions:

      1. EXERCISE; TRANSFERABILITY. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common

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Stock), by written notice of exercise delivered to the Company ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $7.50 per share (subject to adjustments as noted subsequently).

            In lieu of payment of cash or cash equivalents, the Holder may exercise this Warrant as to a portion of the Shares issuable hereunder, by surrender to the Company for cancellation of that portion of this Warrant which entitles the Holder to purchase such number of Shares (the "Surrendered Warrants") where the difference between the Quoted Price (as defined hereafter) and the Purchase Price, when multiplied by the number of the Surrendered Warrants, equals (rounding to the next whole number of Warrants) the aggregate Purchase Price of the Shares being purchased pursuant to the non-surrendered portion of this Warrant. Solely for the purpose of exercise of this Warrant, by surrender of the Surrendered Warrants, the Quoted Price shall equal the average closing price for the Common Stock for the immediately preceding three (3) trading days as quoted by a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if quoted by more than one such exchange, the highest of such quoted prices; or, if not quoted on any national securities exchange, the average closing price for the Common Stock as reported on the NASDAQ National Market System; or, if not quoted on any national securities exchange or on the NASDAQ National Market System, the average closing bid price offered by any market maker (other than the Holder hereof or an affiliate of the Holder) as reported by NASDAQ, subject to the requirement that there are at least four market makers; in each case, as of the close of business for the three (3) business days preceding the date that the election to exercise is tendered or sent to the Company. If the Common Stock is not admitted to trading on any national securities exchange, is not quoted on NASDAQ National Market System, and there are not at least four market makers with bid quotations on NASDAQ, exercise of the Warrants by surrender of a portion of this Warrant shall not be available.

            THIS WARRANT MAY NOT BE TRANSFERRED OR DIVIDED INTO TWO OR MORE WARRANTS OF SMALLER DENOMINATIONS, NOR MAY ANY COMMON STOCK ISSUED PURSUANT TO EXERCISE OF THIS WARRANT BE TRANSFERRED UNLESS THIS WARRANT OR SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") AND APPLICABLE STATE LAWS, OR UNLESS THE HOLDER OF THE CERTIFICATE OBTAINS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION PURSUANT TO EXEMPTIONS UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS.

      2. ISSUANCE OF SHARES. The Company agrees that the shares purchased hereby shall be deemed to be issued to the record Holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

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            Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

      3. COVENANTS OF COMPANY. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      4. ADJUSTMENTS. The above provisions are, however, subject to the following provisions:

            a) These Warrants are issued in connection with the Company's issuance of Common Stock ("Shares") described in the Company's Prospectus dated _________, 1999 ("Prospectus"), the date thereof being the Effective Date.

            b) In case the Company shall at anytime hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination, or dividend payable in Common Stock.

            c) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the date of exercise as determined in good faith by the Company.

            d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate

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      provision shall be made whereby the Holder hereof shall hereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued and payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of share purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger, or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            e) If the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash or in Common Stock or securities convertible into or exchangeable for Common Stock) to the holders of Common Stock any property or other securities, or (ii) declare a dividend upon the Common Stock (to the extent payable otherwise than out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company, and otherwise than in Common Stock or securities convertible into or exchangeable for Common Stock), the Company shall reserve and the Holder of this Warrant shall thereafter upon exercise hereof be entitled to receive, with respect to each share of Common Stock purchased hereunder, without any change in, or payment in addition to, the exercise price, the amount of any property or other securities which would have been distributable to such holder had such holder been a holder of one share of Common Stock on the record date of such distribution or dividend (or if no record date was established by the Company, the date such distribution or dividend was paid).

            f) In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise, the stock of a subsidiary, the Company shall reserve for the life of this Warrant shares of the subsidiary to be delivered to the holder of the warrants upon exercise to the same extent as if they were owners of record of the Warrant Stock on the record date for payment of the shares of the subsidiary.

            g) Upon any adjustment of the Warrant purchase price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown

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      on the books of the Company, which notice shall state the Warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


      5. COMMON STOCK. As used herein, the term "Common Stock" means the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed a sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

      6. NO VOTING RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

      7. NOTICE OF TRANSFER OF WARRANT OR RESALE OF SHARES. This Warrant may not be sold, transferred, assigned or hypothecated for twenty-four months immediately after the effective date, except that it may be (i) transferred, assigned or hypothecated to officers of Holder, (ii) transferred by operation of law as a result of the death of any such officer, and (iii) transferred to any successor to the business of Holder. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, or transferring any Common Stock issued upon the exercise hereof, of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company counsel, and if in the opinion of such counsel, the proposed transfer complies with federal and state securities laws and may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant or to transfer shares of Common Stock received upon the previous exercise of this Warrant, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof which is necessary or advisable in the opinion of counsel to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

            If, in the opinion of Company's counsel referred to in this paragraph 7, the proposed transfer or disposition of shares described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of this Warrant or the shares of Common Stock issued on the exercise hereof, the Company shall promptly give written notice thereof to the Holder hereof, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

      8.    REGISTRATION RIGHTS.

            a) PIGGYBACK RIGHTS. If at any time with the period beginning two (2) years and ending five (5) years after the Effective Date the Company proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or pursuant to the exemption from such registration provided by Regulation A any of its securities, or pursuant to a

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      registration of its shares (except by a Form S-8, S-4 or other inappropriate form for registration), it shall, each time the Company determines to proceed with the actual preparation and filing of a registration statement, give written notice to all registered holders of Warrants, and all registered holders of shares of Common Stock acquired upon the exercise of Warrants, of its intention to do so and, on the written request of the holders of at least 25% of the shares issued or issuable upon exercise of the Warrants given within twenty
      (20) days after receipt of any such notice (which request shall specify the Warrants or shares of Common Stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrants and/or shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company; provided, however, that no such inclusion shall be required (i) if the Shares may then be sold by the holder thereof without limitation under Rule 144(k), or comparable successor rule of the Securities and Exchange Commission, or (ii) if the managing underwriter of such offering reasonably determines that including such Shares would unreasonably interfere with such offering. The Company will pay all expenses of registration. The Warrant holders shall pay all commissions or discounts applicable to the sale of the included Shares, together with any expenses of counsel retained by them in connection with their sale of the Shares. If any such registration shall be underwritten in whole or in part, the Company may require that the shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

            b) REGISTRATION RIGHTS. At any time within the period beginning two years after the Effective Date and ending five (5) years after the Effective Date, if Company receives a written request from the record holder or holders of an aggregate of at least twenty-five (25%) percent of the aggregate number of Shares of Company's Common Stock that have been or may be acquired upon the exercise of this Warrant (such shares being hereafter referred to as the "Purchased Shares") not theretofore registered under the Securities Act of 1933 and sold, the Company shall prepare and file a registration statement under the Securities Act of 1933 covering the Purchased Shares which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of Purchased Shares that such registration is to be effected. The Company shall include in such registration statement such Purchased Shares for which it has received written requests to register by such other record holders within 30 days after the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only one (1) registration statement relating to the Shares of Company Common Stock underlying this Warrant and all other warrants designated with the prefix W1998-. In the event that (i) the holders of a majority of the Purchased Shares for which registration has been requested pursuant to this section determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the Securities and Exchange Commission (the "Commission"), and such holders request the Company to withdraw such registration statement, if theretofore filed with the Commission, with respect to the

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      Purchased Shares covered thereby, and (ii) the holders of such
      Purchased Shares agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Shares, then the holders of such Purchased Shares shall not be deemed to have exercised their right to require the Company to register Purchased Shares pursuant to this section 8(b). Notwithstanding the foregoing, the holders of this Warrant Certificate shall not have the rights provided by this Section 8(b) if the shares may be sold by the holder thereof without limitation under Rule 144(k), or comparable successor rule of the Securities and Exchange Commission. The Company may delay the filing of any registration statement requested pursuant to this section to a date not more than ninety (90) days following the date of such request if, in the opinion of the Company's principal investment banker at the time of such request, such a delay is necessary in order not to adversely affect financing efforts then underway at the Company or, if in the opinion of the Company, such a delay is necessary or advisable to avoid disclosure of material nonpublic information.

            c)    The Company will cooperate, within the period beginning two
      (2) years and ending five (5) years after the Effective Date, with the then holder(s) of at least twenty-five percent (25%) of the Purchased Shares in preparing and signing any registration statement or Regulation A Registration Statement, in addition to the registration statements or Regulation A Registration Statements discussed above, required in order to sell or transfer the Warrants or Purchased Shares and will supply all information required, but such additional registration statement or Registration Statement shall be at the then holder(s)' cost and expense.

            d)    (i)   The Company shall comply with the requirements of
                  paragraphs 8(a), 8(b)(with respect to first notice only) and 8(c) of paragraph 8 (including the related requirements of paragraph 8(e) of this Section), at its own expense, excluding underwriting commissions, discounts, transfer taxes, or similar expenses or an underwriter's expense allowance attributable to the Warrants and/or Purchased Stock.

                  (ii) The Company shall be required to comply with only one notice given pursuant to paragraph 8(b) of this Section.

                  (iii) The Company's obligation under said paragraphs 8(a), 8(b) and 8(c) shall be conditioned as to each public offering, upon a timely receipt by the Company in writing of:

                        (A) Information as to the terms of such public offering furnished by or on behalf of each holder intending to make a public distribution of his or its Warrants, Purchased Stock, or stock underlying the Warrants; and,

                        (B) Such other information as the Company may reasonably require from such holder(s), or any underwriter for any of them, for

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                        inclusion in such registration statement or
                        Regulation A Offering Statement or post-effective amendment.

            e) REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of paragraph 8 to effect the registration of any shares under the Securities Act, the Company shall:

                  (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine
            (9) months;

                  (ii) prepare and file with the Securities and Exchange Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                  (iii) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holder and underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (iv) use its best efforts to register or qualify the securities covered by such registration statement under the state securities or blue sky laws of Minnesota and such additional jurisdictions, not to exceed five in number, as the underwriters or the holders of a majority of the Purchased Shares for which registration has been requested may reasonably request within twenty
            (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; and

                  (v) prepare and promptly file with the Securities and Exchange Commission and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act of 1933, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

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      9.    MISCELLANEOUS.  This Agreement shall inure to the benefit of, and be binding upon, the successors of the Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors and the controlling persons in paragraph 7 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof. The term "successors" shall not include any purchaser of the Securities merely by reason of such purchase. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

      IN WITNESS WHEREOF, Proformance Research Organization, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated ________________, 1999.


                                       PROFORMANCE RESEARCH
                                       ORGANIZATION, INC.


                                       By
                                         ---------------------------------

                                       Its
                                          --------------------------------

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